Exhibit 99.1

Square Updates First Quarter 2020 Revenue and Gross Profit Outlook for COVID-19

SAN FRANCISCO, Calif - Square (NYSE:SQ) has been closely monitoring the impact of COVID-19 as the environment evolves. The company has focused first on the health and safety of its employees, customers, and local communities, and prioritized investments and products that help address the needs of its customers during this time.

Prior to the impact of COVID-19 in the U.S., Square achieved strong growth during the first two months of the quarter. In January and February, gross profit increased 47% year over year, or 51% year over year excluding Caviar from the 2019 period, driven by momentum across both its Seller and Cash App ecosystems. In January and February, Seller ecosystem gross profit grew 32% year over year, and Cash App ecosystem gross profit grew 118% year over year.

Starting in March, the effects of COVID-19 began to impact the company’s growth, in particular due to a slowdown in gross processing volume (GPV) for its Seller ecosystem. While the beginning of March was relatively in-line with the company’s expectations, over the trailing ten-day period Seller GPV has declined by approximately 25% year over year, with greater declines in recent days. This has offset relative strength in the Cash App ecosystem, where the impact on gross profit growth has been less pronounced.

As a result, Square is revising its growth expectations for the first quarter of 2020 and now expects to report total net revenue in the range of $1.30 to $1.34 billion and gross profit in the range of $515 to $525 million. This range assumes a further deceleration in overall GPV through the last week of March, beyond the levels we have seen in recent days. The company expects to report first quarter 2020 net income (loss) per share, Adjusted EBITDA, and Adjusted EPS that are below the most recent respective guidance ranges provided as of March 5, 2020 following our convertible debt issuance and earnings on February 26, 2020. Given the uncertainty around COVID-19, Square is withdrawing its full-year 2020 guidance and expects to provide a further update on its first quarter 2020 earnings call in May.

In addition, Square is posting a presentation on its Investor Relations website, which includes materials from its originally-planned Investor Day that highlight the long-term potential for its Seller and Cash App ecosystems, and provides an overview of its market opportunity and unit economics through the fourth quarter 2019.

Square will host a conference call and webcast at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today, March 24, 2020 to discuss this update. The domestic dial-in for the call is (877) 683-2081. The Conference ID is 9374557. To listen to a live audio webcast, please visit Square’s Investor Relations website at http://square.com/investors. An audio replay will be available following the call.

About Square, Inc.

Square, Inc. (NYSE: SQ) revolutionized payments in 2009 with Square Reader, making it possible for anyone to accept card payments using a smartphone or tablet. Today, we build tools to empower businesses and individuals to participate in the economy. Sellers use Square to reach buyers online and in-person, manage their business, and access financing. And individuals use Cash App to spend, send, store, and invest money. Square has offices in the United States, Canada, Japan, Australia, Ireland, and the UK.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding assumed or potential future performance and expected financial results of Square, Inc. and its consolidated subsidiaries (the Company), the business plans and strategies of the Company, future growth and growth rates of the Company’s businesses, products and services, and trends in the Company’s markets, businesses and financial and operating metrics. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release. Investors are cautioned not to place undue reliance on these statements.

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, uncertainty around Covid-19 and the effects of government and other measures seeking to contain its spread; risks related to an economic downturn or recession in the United States and in other countries around the world; and changes in political, business, and economic conditions; as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and risks to be discussed on today’s investor conference call. All forward-looking statements are based on information and estimates available to the Company at the time of this press release and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Contacts:

Media Contact:

press@squareup.com

Investor Relations Contact:

ir@squareup.com